EXHIBIT 99.1

New York, January 14, 2003 -- Moody's Investors Service today took the following rating actions for Century Aluminum Company (Century):

Ratings lowered:

$100 million guaranteed senior secured revolving credit facility, due March 31, 2006, lowered to Ba3 from Ba2

$325 million, 11.75% first mortgage notes, due April 15, 2008, lowered to B1 from Ba3

Senior implied lowered to B1 from Ba3

Senior unsecured issuer rating lowered to B3 from B2

The outlook was changed to stable from negative

The ratings downgrade was prompted by Century's weak operating performance that has fallen short of Moody's previous expectations and our view that low aluminum prices will persist over the intermediate term. The company's financial performance has been negatively impacted by soft aluminum demand and the resulting weakness in aluminum prices, its focus on a single commodity-priced product, primary aluminum, and the company's difficulty in reducing operating costs below current levels.

The revised ratings are supported by Century's off-take agreements that utilize the majority of its current production, its purchase agreements that provide access to stable sources of raw materials, such as alumina and electrical power, through long-term contracts, as well as its forward sales contracts that over the next year fix a large percentage of its output at prices above the current market price. The ratings also reflect Century's efforts in improving various operations to lower costs and focus on its core strength, primary aluminum.

Despite current difficulties, the stable outlook reflects Moody's view that the company's current operations, liquidity position, and cost structure, as well as the absence of any material debt service requirements in the near term, will enable the company to operate in the current low price environment as it has in the recent past, absent any significant events.

Century's off-take agreements with Pechiney Rolled Products LLC (Pechiney), Glencore, and Southwire, utilize between 60% to 65% of Century's current capacity (approximately 1 billion pounds per year), with Pechiney's monthly commitment for its Ravenswood rolling mill ranging between 23 and 27 million pounds per month. However, after July 31, 2003, Pechiney has the right to reduce this amount by 50% with a twelve month notice. Pechiney has experienced recurring losses at the Ravenswood mill, due in part to the high costs associated with its premium plate products, for which demand and pricing has been constrained by the aerospace recession. Pechiney must decide how to re-engineer the Ravenswood rolling mill, and a reduction of all or part of its output is possible. The immediate impact on Century of reduced sales to Pechiney would likely be a reduced profit margin on those tons sold on the open market rather than to Pechiney.

The company's alumina supply agreements cover 100% of its current requirements, with pricing tied to the LME aluminum price, providing a natural hedge. Glencore provides alumina for Ravenswood and Mt. Holly, 59% of total company requirements, while Kaiser Aluminum provides alumina to Hawesville, 41% of total company requirements. Although Kaiser is currently in bankruptcy, the courts have approved Kaiser's continued servicing of its sales agreement with Hawesville, although some uncertainty remains.

While the various sales agreements and hedging contracts Century currently has in place has enabled it to realize prices slightly above appropriate benchmarks, such as the Mid-West Premium, realized prices remain at very low levels when compared to the company's overall current cost structure. Moreover, Moody's expects aluminum prices to remain under pressure for the remainder of the year. In addition, the benefit currently being derived from forward


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sales contracts will diminish going forward as current contracts run off and are not likely to be replaced given the weak price environment.

The ratings also assume that the company's environmental liabilities will remain manageable and that the contractual obligations of third parties in this regard will be fulfilled.

At the present time, Moody's believes the company's liquidity position is relatively stable given current cash balances and availability under its existing bank facility. As of September 30, 2002, Century's reported approximately $31 million in cash on its balance sheet (after incorporating its October interest payment of $18.5 million) and about $55 million of bank availability. Under its $100 million bank credit facility, availability is limited by a $30 million reserve account and a borrowing base limitation based on eligible receivables and inventory.

For the nine months ended September 2002, the cash LME price per pound for primary aluminum averaged $0.612 while Century's average realized selling price was $0.68 per pound. Despite the realization of above-market prices, Century's leverage remained high at about 5.5x on a Debt/EBITDA basis and coverage was weak at approximately 1.5x on an EBITDA/interest basis.

Factors that could favorably impact the ratings and/or outlook would be a sustained improvement in operating performance that would most likely be driven by higher aluminum prices or a marked improvement in the company's overall cost structure. However, a protracted period of weak aluminum pricing, an increase in environmental liabilities, an increase in fixed costs, or a debt-financed acquisition, that resulted in further deterioration in credit metrics or liquidity position could negatively impact Century's ratings and/or outlook going forward.

Century Aluminum is a North American primary aluminum producer with ownership interests in three US aluminum reduction plants, representing 465,000 tonnes of annual capacity. Its headquarters are in Monterey, California.

New York
Steven Oman
Senior Vice President
Corporate Finance Group
Moody's Investors Service
JOURNALISTS: 212-553-0376
SUBSCRIBERS: 212-553-1653

New York
William V. Fahy
Asst Vice President - Analyst
Corporate Finance Group
Moody's Investors Service
JOURNALISTS: 212-553-0376
SUBSCRIBERS: 212-553-1653

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